Exhibit 10.5

EXHIBIT A

MIDAMERICAN ENERGY HOLDINGS COMPANY
2000 STOCK OPTION PLAN

SECTION 1.    PURPOSE.

The purpose of the Plan is to offer selected employees and directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by granting Options to purchase Shares of the Company’s Common Stock. Options granted under the Plan are not intended to qualify under Section 422 of the Code.

SECTION 2.    DEFINITIONS.

(a)    ‘‘Board’’ shall mean the Board of the Company, as constituted from time to time.

(b)    ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended.

(c)    ‘‘Common Stock’’ shall mean the Common Stock of the Company, no par value.

(d)    ‘‘Company’’ shall mean MidAmerican Energy Holdings Company, an Iowa corporation.

(e)    ‘‘Employee’’ shall mean any individual who is a common-law employee of the Company or a Subsidiary, or a member of the Board.

(f)    ‘‘Exercise Price’’ shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

(g)    ‘‘Fair Market Value’’ shall mean the fair market value of a Share, as determined under the appraisal procedures set forth in Section 2(i) of the Shareholders Agreement.

(h)    ‘‘Option’’ shall mean an option to purchase Shares granted under the Plan.

(i)    ‘‘Optionee’’ shall mean an individual who holds an Option.

(j)    ‘‘Plan’’ shall mean this MidAmerican Energy Holdings Company 2000 Stock Option Plan.

(k)    ‘‘Service’’ shall mean service as an Employee.

(l)    ‘‘Share’’ shall mean one share of Common Stock, as adjusted in accordance with Section 8 (if applicable).

(m)    ‘‘Shareholders Agreement’’ shall mean the Shareholders Agreement, dated as of March 14, 2000, by and among Berkshire Hathaway Inc., a Delaware corporation, Walter Scott, Jr., David L. Sokol, Gregory E. Abel, Teton Acquisition Corp., an Iowa corporation, and other investors listed therein, as amended from time to time.

(n)    ‘‘Stock Option Agreement’’ shall mean the written agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option, and which incorporates the terms of this Plan by reference.

(o)    ‘‘Subsidiary’’ shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’).

SECTION 3.    ADMINISTRATION.

(a)    Board Administration.    The Plan shall be administered by the Board. The Board shall have the authority to designate one or more committees to act for such purposes as the Board shall determine.

(b)    Board Responsibilities.    Subject to the provisions of the Plan, the Board shall have full authority and discretion to take the following actions:

(i)    To interpret the Plan and to apply its provisions;

(ii)    To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)    To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)    To determine when Options are to be granted under the Plan;

(v)    To select the Optionees;

(vi)    To determine the number of Shares to be made subject to each Option;

(vii)    To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, and to specify the provisions of the Stock Option Agreement related to such Option;

(viii)    To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

(ix)    To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

(x)    To take any other actions deemed necessary or advisable for the administration of the Plan.

SECTION 4.    STOCK SUBJECT TO PLAN.

Shares offered under the Plan shall be authorized but unissued Shares or Treasury Shares. The aggregate number of Shares available for issuance under the Plan in respect of grants made under the Plan shall not exceed 2,848,329 Shares, subject to adjustment pursuant to Section 8. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall no longer be available for the purposes of the Plan.

SECTION 5.    ELIGIBILITY FOR GRANTS.

All Employees who have received written notice that they have been selected to receive a grant under the Plan shall be eligible to receive grants under the Plan.

SECTION 6.    TERMS AND CONDITIONS OF GRANTS.

(a)    Stock Option Agreement.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company which incorporates the terms of the Plan by reference. Options granted under the Plan shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)    Number of Shares.    Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

(c)    Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price, which shall be determined by the Board in its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

(d)    Withholding Taxes.    As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)    Exercisability.    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Board on the date of grant at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events, and the Board shall have the power to accelerate the exercisability of any outstanding Option.

(f)    Term.    The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Board at its sole discretion shall determine the expiration date of an Option on the date of grant.

(g)    Transferability of Options.    No Option shall be transferable except by will or the laws of descent and distribution; provided, however, subject to Section 6(k) hereof, Options may be transferred to the Optionee’s estate, spouse, ancestors, lineal descendants and siblings or any trusts for the benefit of such Optionee or the foregoing persons or charitable foundations or trusts controlled by such Optionee.

(h)    Termination of Service.    If an Optionee’s Service terminates for any reason, then his or her Options shall expire on the expiration date set forth in his or her Stock Option Agreement. The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become vested and exercisable before his or her Service terminated or became vested and exercisable as a result of the termination. The balance of such unvested Options shall lapse when the Optionee’s Service terminates.

(i)    No Rights as a Shareholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares.

(j)    Modification, Extension and Assumption of Options.    Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options, including the Exercise Price thereof, or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her obligations under such Option.

(k)    Restrictions on Transfer of Shares.    Any Options and any Shares issued upon exercise of an Option may be subject to such special forfeiture conditions, rights of repurchase and/or puts, rights of first refusal and other transfer restrictions as may be set forth in the Shareholders Agreement. Such restrictions may be set forth and referred to in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Options or Shares generally.

SECTION 7.    PAYMENT FOR SHARES.

(a)    General Rule.    The Optionee may pay for the Shares to be issued on exercise of the Option in a combination of any of the methods outlined in Subsections (b), (c), or (d) below equal in value to the aggregate Exercise Price for the Shares.

(b)    Legal Currency.    The entire Exercise Price of Shares issued under the Plan may be paid in lawful money of the United States of America at the time when such Shares are purchased.

(c)    Surrender of Stock.    Payment of the Shares may be made in whole or in part with Shares which have already been owned by the Optionee or his or her representative for at least six months and which are surrendered to the Company in good form for transfer with Shares withheld from the Shares otherwise deliverable to the Optionee upon exercise of the Option. Such Shares shall be valued at their Fair Market Value on the date when the Option is exercised.

(d)    Stock Withholding.    The Optionee may pay for the Shares by providing written direction to the Company to withhold from the number of Shares to be issued on exercise of the Option a number of Shares having a Fair Market Value equal to the aggregate Exercise Price for such Shares. In addition, to the extent that a Stock Option Agreement so provides, any tax withholding obligation attendant to the exercise of an Option may be satisfied by the Company or the Optionee’s employer withholding Shares otherwise deliverable to the Optionee.

SECTION 8.    ADJUSTMENT OF SHARES.

(a)    General.    In the event of a stock split, a declaration of a dividend payment in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a Recapitalization or a reclassification, or a change in the Shares as a result of a merger or reorganization or a similar occurrence, the Board shall make appropriate adjustments in one or more of (i) the number of Shares available for grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option, so that the Plan and Options remain substantially the same as before such change.

(b)    Reservation of Rights.    Except as provided in this Section 8, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.    LEGAL REQUIREMENTS.

(a)    Transfer Restrictions.    Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect transfer restrictions.

(b)    Board Discretion.    Any Option granted under the Plan is subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable upon exercise of Options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Board.

SECTION 10.    NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 11.    DURATION AND AMENDMENTS.

(a)    Term of the Plan.    The Plan shall become effective on the date of its adoption by the Board. The Plan shall terminate automatically on March 13, 2010, and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)    Right to Amend or Terminate the Plan.    The Board may amend, suspend or terminate the Plan at any time and for any reason; provided that no such action shall adversely affect the options theretofore granted hereunder without the optionee’s consent.

(c)    Effect of Amendment or Termination.    No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12.    STOCK OPTION AGREEMENTS.

(a)    In General.    A Stock Option Agreement shall be governed by the provisions of this Section 12 in addition to any other requirements provided for in the Stock Option Agreement and Plan.

(b)    Notice.    Any notice required by the terms of a Stock Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice.

(c)    Entire Agreement; Amendments.    A Stock Option Agreement constitutes the entire contract between the parties with regard to the Option subject to the Stock Option Agreement, and may be amended only by a writing signed by the parties to the Stock Option Agreement.

(d)    Choice of Law.    A Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, as such laws are applied to contracts entered into and performed in such State.

SECTION 13.    EXECUTION.

To record the adoption of this Plan by the Board effective as of March 14, the Company has caused its authorized officer to execute the same.

MIDAMERICAN ENERGY HOLDINGS COMPANY
By: /s/ David L. Sokol Name: David L. Sokol Title: Chairman of the Board and Chief Executive Officer